Exhibit (a)(4)
CERTIFICATE
     The undersigned hereby certifies that she is the Secretary of Morgan Stanley S&P 500 Index Fund (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Amended and Restated Declaration of Trust duly adopted by the Trustees of the Trust on March 26, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on March 31, 2008 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.
     Dated this 26th day of March, 2008

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	March 26, 2008
To be Effective:	March 31, 2008
TO
MORGAN STANLEY S&P 500 INDEX FUND
AMENDED AND RESTATED DECLARATION OF TRUST
DATED
July 16, 1997

AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF
MORGAN STANLEY S&P 500 INDEX FUND
WHEREAS, Morgan Stanley S&P 500 Index Fund (the “Trust”) was established by the Amended and Restated Declaration of Trust dated July 16, 1997, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;
WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or Classes of Shares;
WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Class D Shares of the Trust as the Class I Shares, such change to be effective on March 31, 2008;
NOW, THEREFORE:
1. The Declaration is hereby amended to redesignate Class D Shares of the Trust as “Class I Shares.”
2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[executed in counterparts]
IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of March 2008.

/s/ Frank L. Bowman	/s/ Michael Bozic

Frank L. Bowman, as Trustee, and not individually	Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees	Counsel to the Independent Trustees
1177 Avenue of the Americas	1177 Avenue of the Americas
New York, NY 10036	New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson

Kathleen A. Dennis, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Johnson Smick Group, Inc.
Counsel to the Independent Trustees	888 16th Street, N.W., Suite 740
1177 Avenue of the Americas	Washington, D.C. 20006
New York, NY 10036

/s/ James F. Higgins	/s/ Joseph J. Kearns

James F. Higgins, as Trustee, and not individually	Joseph J. Kearns, as Trustee, and not individually
c/o Morgan Stanley Trust	c/o Kearns & Associates LLC
Harborside Financial Center, Plaza Two	PMB754
Jersey City, NJ 07311	23852 Pacific Coast Highway
Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent

Michael F. Klein, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Triumph Capital, L.P.
Counsel to the Independent Trustees	445 Park Avenue
1177 Avenue of the Americas	New York, NY 10022
New York, NY 10036

/s/ W. Allen Reed	/s/ Fergus Reid

W. Allen Reed, as Trustee, and not individually	Fergus Reid, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP	c/o Lumelite Plastics Corporation
Counsel to the Independent Trustees	85 Charles Colman Blvd.
1177 Avenue of the Americas	Pawling, NY 12564
New York, NY 10036

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)
     On this 26th day of March 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Indira Alli
Notary Public
INDIRA ALLI Notary Public State of New York No. 01AL6122206 Qualified in Queens County Commission Expires February 7, 2009
My Commission expires: FEBRUARY 7, 2009